SLM Corporation
Medium Term Notes, Series B

With Maturities of 9 Months or More from Date of Issue

Registration No. 333-90316
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 32	Trade Date: 3/17/03
(To Prospectus dated January 23, 2003 and Prospectus Supplement dated January 23, 2003)	Issue Date: 3/20/03
The date of this Pricing Supplement is 3/17/03
					Interest Payment			Subject to Redemption
	Stated Interest Rate Per Annum[1]
CUSIP		Maturity Date	Price to Public[2,3]	Discounts & Commissions	Frequency	First Payment	Survivor's Option	Yes/No	Date and terms of redemption	Aggregate Principal Amount	Net Proceeds	OID Status
78490FBH1	5.050%	3/15/23	100%	2.250%	Monthly	04/15/03	Yes	Yes	Callable at 100% on 3/15/07 and continously thereafter with 5 days notice.	506,000	494,615.00	N
1
The interest rates on the Ed Notes may be changed by SLM Corporation from time to time, but any such change will not affect the interest rate on any Ed Notes offered prior to the effective date of the change.

2
Expressed as a percentage of aggregate principal amount.

See "Supplemental Plan of Distribution" in the Prospectus supplement for additional information concerning price to public and underwriting compensation.